SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2006

BANKFINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15W060 North Frontage Road, Burr Ridge, Illinois	60527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 242-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2006, at the Annual Meeting of Stockholders of BankFinancial Corporation (the “Company”), the stockholders of the Company approved the BankFinancial Corporation 2006 Equity Incentive Plan (the “Plan”). The Plan was filed as Appendix C to the Definitive Form 14A that the Company filed with the Securities and Exchange Commission on May 25, 2006 (File No. 000-51331). The forms of award agreements relating to the Plan will be filed with the Securities and Exchange Commission upon adoption by the Company’s Board of Directors.

Item 8.01. Other Events.

Declaration of Dividend. On June 27, 2006, the Board of Directors of the Company declared a dividend of $0.06 per share of its common stock. The dividend will be payable on September 22, 2006 to stockholders of record at the close of business on September 6, 2006. A copy of the press release announcing the dividend is attached as Exhibit 99 to this Current Report. The information in the preceding paragraph, as well as Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Annual Meeting Voting Results. The following are the results of the stockholder votes that were cast at the Company’s Annual Meeting of Stockholders on June 27, 2006:

Proposal No. 1: The election of the following nominees as directors of the Company: Patrick I. Hartnett, Sherwin R. Koopmans and Terry R. Wells, to hold office until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

Nominee	Number of Votes Cast For	Number of Votes Withheld
Patrick I. Hartnett	20,378,144	675,768
Sherwin R. Koopmans	20,673,047	380,865
Terry R. Wells	20,577,179	476,733

Proposal No. 2: Approval of the BankFinancial Corporation 2006 Equity Incentive Plan.

Number of votes cast For Proposal:	10,732,805
Number of votes cast Against Proposal:	2,138,198
Number of Abstentions:	104,993
Broker Non-Votes:	8,077,916

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description
99	Press Release dated June 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANKFINANCIAL CORPORATION

Date: June 28, 2006	By:	/s/ F. MORGAN GASIOR
F. Morgan Gasior
Chairman of the Board and
Chief Executive Officer